UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2018 (November 1, 2017)
W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Current Report on Form 8-K filed by W. P. Carey Inc. (the “Company”) on November 3, 2017 is hereby amended to include the following compensation related information.

On January 18, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved compensation arrangements for Jason E. Fox as Chief Executive Officer of the Company, consisting of (i) $700,000 in annual salary, (ii) a target cash bonus of $1,400,000 for fiscal year 2018, and (iii) long-term incentive awards consisting of (a) $1,250,000 in restricted stock units, with a service condition that if satisfied will fully vest over three years from the date of grant, and (b) $1,250,000 in performance share units subject to pre-established performance goals, as measured over the performance period of January 1, 2018 through December 31, 2020. On that same date, the Committee also approved compensation arrangements for John J. Park as President of the Company, consisting of (i) $525,000 in annual salary, (ii) a target cash bonus of $1,000,000 for fiscal year 2018, and (iii) long-term incentive awards consisting of (a) $750,000 in restricted stock units and (b) $750,000 in performance share units, each with the same characteristics as Mr. Fox’s awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

W. P. Carey Inc.

Date:	January 24, 2018	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer